Exhibit 99.1

FOR IMMEDIATE RELEASE

EnergySolutions Announces First Quarter 2009 Results

SALT LAKE CITY, UT-(MARKET WIRE)- May 6, 2009 — EnergySolutions, Inc. (NYSE: ES), a leading provider of specialized, technology-based nuclear services to government and commercial customers, today announced financial results for the Company’s first quarter ended March 31, 2009.

First Quarter 2009 Highlights

•                  Revenues of $437.1 million

•                  EBITDA of $32.6 million

•                  Net Income Attributable to EnergySolutions Before Non-Cash Impact of Amortization of Intangible Assets of $12.7 million, or $0.14 per Share

First Quarter Results

Revenues for the first quarter of 2009 were $437.1 million, compared with $501.8 million in the first quarter of 2008. Gross profit for the first quarter of 2009 was $50.6 million, compared with $73.5 million for the first quarter of 2008. Selling, general and administrative expenses for the first quarter of 2009 were $30.8 million, compared with $28.3 million for the first quarter of 2008.

Net income attributable to EnergySolutions for the first quarter of 2009 was $8.1 million, or $0.09 per share, compared with $19.3 million, or $0.22 per share, for the first quarter of 2008. Net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the first quarter of 2009 was $12.7 million, or $0.14 per share, compared with the first quarter of 2008 of $23.8 million, or $0.27 per share. EBITDA for the first quarter of 2009 was $32.6 million, compared with $57.7 million for the first quarter of 2008.

Business Segments- First Quarter 2009

The results of the Company’s four business segments, on a GAAP basis, are presented in Table 5 in the accompanying financial tables.

Federal Services

Federal Services revenues for the first quarter of 2009 were $66.1 million compared with $44.6 million in the first quarter of 2008. Revenues increased $8.8 million due to the inclusion of a full quarter’s operating results of a joint venture which the Company assumed voting control for on March 14, 2008 at the request of its customer, the Department of Energy (DOE). Revenues also increased due to several new engineering and technology project awards and additional project work at the Atlas mill tailings site near Moab, Utah. Income from operations for the first quarter of 2009 was $5.6 million, compared with $6.3 million for the first quarter of 2008. Operating margin was 8.5% for the first quarter of 2009, compared to 14.2% for the first quarter of 2008. Operating

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income and margin declined due to decreased revenues from the higher margin work performed at the Savannah River and Hanford sites. In addition, operating margin declined due to increased revenues from the lower margin Moab project and the consolidation of the joint venture, which resulted in higher revenues but only a slight increase in operating income.

Commercial Services

Commercial Services revenues for the first quarter of 2009 were $21.7 million, compared with $30.6 million for the first quarter of 2008. Income from operations for the first quarter of 2009 was $3.2 million, compared with $9.6 million in the first quarter of 2008. Operating margin was 14.6% for the first quarter of 2009 compared to 31.5% for the first quarter of 2008. The decrease in revenues and operating margin was primarily due to the impact of the accelerated completion of two large, high-margin projects in the first quarter of 2008. This decrease in revenues was partially offset by increased revenues in commercial decommissioning and liquid waste processing services.

Logistics, Processing and Disposal

Logistics, Processing and Disposal revenues for the first quarter of 2009 were $46.0 million, compared to $54.1 million in the first quarter of 2008. The decline in revenues was a result of decreased volumes of waste processed and disposed of at our Clive, Utah facility, primarily due to the completion of two major large component projects during the first quarter of 2008. This decrease was partially offset by increased revenues at our Bear Creek, Tennessee facility. Income from operations for the first quarter of 2009 was $11.8 million, compared with $16.9 million for the first quarter of 2008. Operating margin was 25.6% for the first quarter of 2009, compared to 31.2% for the first quarter of 2008, primarily due to lower revenues at our Clive facility.

International

Prior to the effects of fluctuations in foreign currency exchange rates, international revenues for the first quarter of 2009 increased by $32.5 million, compared with first quarter of 2008, primarily due to increased revenues from our Magnox contracts. However, international revenues were negatively impacted by $101.7 million due to foreign currency fluctuations. As a result, on a GAAP basis, international revenues for the first quarter of 2009 were $303.3 million, compared to $372.5 million, for the first quarter of 2008 and income from operations for the first quarter of 2009 was $18.5 million, compared with $30.1 million for the first quarter of 2008. Operating margin was 6.1% for the first quarter of 2009, compared to 8.1% for the first quarter of 2008. The decline in operating income and margin was primarily due to foreign currency fluctuations as well as lower efficiency fees recognized from our Magnox contracts. The lower efficiency fees this quarter are a result of our efforts with the NDA to recognize the achievement of the performance milestones more evenly throughout the year.

Liquidity and Capital Resources

EnergySolutions prepaid $10 million of debt during the quarter and as of March 31, 2009, had $30.9 million in cash and $60 million of availability under its $75 million revolving line of credit.

Outlook for 2009

“Looking ahead, we expect our Federal Services and International segments to continue to grow,” said Steve Creamer, EnergySolutions CEO. “We continue to work with our commercial utility customers to identify funding solutions for license stewardship and large component projects which have been delayed due to reduced trust fund balances and tight credit market conditions.”

“At this time we are not changing our previous full year 2009 GAAP earnings guidance of $.50 - $.60 per share. However, due to the weakness in our Commercial business, we expect to be at the low end of our 2009 EBITDA guidance range.  This assumes that we will see some positive impact from the additional funds from the stimulus package later this year.”

“Our capital structure is sound. We prepaid $10 million of debt in the first quarter of 2009 and we have over $90 million in cash and undrawn lending commitments from our banks. We have a strong core business and the resources we need to fund our growth.”

Forward-Looking Statements

Statements in this news release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) deteriorating economic conditions globally, including the current financial crisis and decreased credit availability for our customers, (b) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues at present levels or continues to weaken, (c) adverse public reaction that could lead to increased regulation or limitations on our activities, (d) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (e) decisions by our customers to reduce or halt their spending on nuclear services, (f) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, and (g) the adverse impact of the current financial conditions on the value of decommissioning trust funds, and (h) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2008. The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2009 first quarter teleconference and webcast are scheduled to begin at 10:00 a.m. EDT, on Thursday, May 7, 2009.

Hosting the call will be Steve Creamer, Chairman and Chief Executive Officer, and Philip Strawbridge, Chief Financial Officer.

To participate in the event by telephone, please dial (866) 730-5764 five to ten minutes prior to the start time to allow time for registration and reference the conference passcode 40218871. International callers should dial (857) 350-1588 and reference the same passcode.

A replay of the call will be available on Thursday, May 7, 2009 at 1:00 p.m. EDT through Thursday, May 14, 2009, at 2:00 pm EDT. To access the replay, dial (888) 286-8010 and enter passcode 28989408. International callers should dial (617) 801-6888 and enter the same passcode.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company’s Web site at www.energysolutions.com by clicking on the “Investor Relations” tab at the top of the home page. To listen to the live call, please visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. An audio replay of the event will be archived on EnergySolutions’ Web site for 90 days.

About EnergySolutions

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

-FINANCIAL TABLES FOLLOW-

Table 1

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter Ended March 31,
	2009	2008

Revenues	$437,109	$501,753
Cost of revenues	386,511	428,220

Gross profit	50,598	73,533

Selling, general and administrative expenses	30,779	28,262

Income from operations	19,819	45,271

Interest expense	(7,956)	(12,538)
Other income (expenses), net	733	(2,061)
Income before income taxes and noncontrolling interests	12,596	30,672
Income tax expense	(4,274)	(11,184)
Net income	8,322	19,488
Less: Net income attributable to noncontrolling interests	(195)	(195)

Net income attributable to EnergySolutions	$8,127	$19,293

Net income attributable to EnergySolutions per share:
Basic	$0.09	$0.22
Diluted	$0.09	$0.22

Number of shares used in per share calculations:
Basic	88,305,674	88,303,500
Diluted	88,337,242	88,310,022

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$30,933	$48,448
Accounts receivable, net of allowance for doubtful accounts	321,507	213,037
Other current assets	124,504	129,772
Total current assets	476,944	391,257
Property, plant & equipment, net	113,558	114,021
Goodwill	528,254	528,254
Other intangible assets, net	350,519	357,100
Other noncurrent assets	166,946	160,080

Total assets	$1,636,221	$1,550,712

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3,213	$2,954
Accounts payable	115,312	89,513
Accrued expenses and other current liabilities	225,898	177,439
Other current liabilities	31,057	28,801
Total current liabilities	375,480	298,707
Long-term debt, less current portion	553,544	563,803
Other noncurrent liabilities	226,700	219,383

Total liabilities	1,155,724	1,081,893

EnergySolutions stockholders’ equity	479,506	467,786
Noncontrolling interests	991	1,033

Total equity	480,497	468,819

Total liabilities and equity	$1,636,221	$1,550,712

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended March 31,
	2009	2008

Cash Provided by Operating Activities	$1,632	$26,139

Investing Activities
Purchases of property, plant and equipment	(4,195)	(1,280)
Purchases of intangible assets	(372)	—
Cash Used in Investing Activities	(4,567)	(1,280)

Financing Activities
Repayments of long-term debt	(10,000)	(20,000)
Dividends to stockholders	(2,208)	(2,208)
Other items	(581)	(527)
Cash Used in Financing Activities	(12,789)	(22,735)

Effect of Exchange Rate on Cash	(1,791)	(404)

Increase (Decrease) in Cash and Cash Equivalents	$(17,515)	$1,720

Amortization of Intangible Assets	$6,954	$7,197
Depreciation	$4,697	$4,621

Table 4

ENERGYSOLUTIONS, INC.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS TO

EBITDA AND TO NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS BEFORE

THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter Ended March 31,
	2009	2008

Reconciliation of net income attributable to EnergySolutions to EBITDA:
Net income attributable to EnergySolutions	$8,127	$19,293
Interest expense	7,956	12,538
Interest rate swap loss	641	2,842
Income tax expense	4,274	11,184
Depreciation expense	4,697	4,621
Amortization of intangible assets	6,954	7,197
EBITDA	$32,649	$57,675

Reconciliation of net income attributable to EnergySolutions to net income attributable to EnergySolutions before the impact ofamortization of intangible assets:
Net income attributable to EnergySolutions	$8,127	$19,293
Amortization of intangible assets	6,954	7,197
Income tax expense related to amortization of intangible assets	(2,397)	(2,641)
Net income attributable to EnergySolutions before the impact of amortization of intangible assets	$12,684	$23,849

Net income attributable to EnergySolutions before the impact of amortization of intangible assets per share:
Basic	$0.14	$0.27
Diluted	$0.14	$0.27

Number of shares used in per share calculations:
Basic	88,305,674	88,303,500
Diluted	88,337,242	88,310,022

The Company defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. The Company uses EBITDA to facilitate a comparison of its operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. EBITDA assists management in comparing its operating performance on a consistent basis because it removes the impact of its capital structure (primarily interest charges), asset base (primarily depreciation and amortization) and items outside the control of its management team (taxes) from its results of operations. EBITDA should not be considered as a substitute for net income attributable to EnergySolutions or income from operations, as determined in accordance with GAAP. EBITDA is not defined by GAAP, and you should not consider it in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense of these items. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not computed in accordance with GAAP. These non-GAAP measures may be useful to investors seeking to compare the operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share should not be considered as a substitute for net income attributable to EnergySolutions or net income attributable to EnergySolutions per share, as determined in accordance with GAAP. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not defined by GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Table 5

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended March 31,
	2009		2008

Revenues
Federal Services	$66,081		$44,587
Commercial Services	21,724		30,595
LP&D	46,004		54,115
International	303,300		372,456
Total Revenues	$437,109		$501,753

Gross Profit and Margin
Federal Services	$8,969	13.6%	$8,116	18.2%
Commercial Services	4,946	22.8%	11,580	37.8%
LP&D	13,986	30.4%	19,578	36.2%
International Operations	22,697	7.5%	34,259	9.2%
Total Gross Profit	$50,598	11.6%	$73,533	14.7%

Income from Operations and Margin
Federal Services	$5,616	8.5%	$6,348	14.2%
Commercial Services	3,178	14.6%	9,644	31.5%
LP&D	11,763	25.6%	16,894	31.2%
International	18,508	6.1%	30,105	8.1%
Total Income from Operations before corporate unallocated items	39,065	8.9%	62,991	12.6%
Corporate unallocated items	(19,246)		(17,720)
Total Income from Operations	$19,819	4.5%	$45,271	9.0%

For more information, please contact:

John Rasmussen

(801) 649-2000

jarasmussen@energysolutions.com

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